                                                                                                                                                                      Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-233434) of NantKwest, Inc. for the registration of common stock, preferred stock, warrants, debt securities and units,

(2)	Registration Statement (Form S-4 No. 333-252232) of NantKwest, Inc. for the registration of common stock to be issued in connection with the merger with ImmunityBio, Inc.,

(3)	Registration Statement (Form S-8 No. 333-205942) pertaining to the 2014 Equity Incentive Plan and 2015 Equity Incentive Plan,

(4)	Registration Statement (Form S-8 No.333-233082) pertaining to the 2015 Equity Incentive Plan as Amended and Restated, and

(5)	Registration Statement (Form S-8 No. 333-243725) pertaining to the 2015 Equity Incentive Plan as Amended and Restated;

of our report dated March 4, 2021, with respect to the consolidated financial statements of NantKwest, Inc. included in this Annual Report (Form 10-K) of NantKwest, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Los Angeles, California

March 4, 2021